News Release

Release Date:     Friday, October 31, 2014

Release Time: At Market Close

Contact:     Eric E. Stickels, President & COO

Phone:     (315) 366-3702

Oneida Financial Corp. Reports 2014 Third Quarter Operating Results (unaudited)

Oneida, NY, October 31, 2014 - Oneida Financial Corp. (NASDAQ Global: ONFC), the parent company of The Oneida Savings Bank, has announced third quarter operating results. Net income for the three months ended September 30, 2014 was $1.5 million or $0.21 diluted earnings per share, compared to $1.0 million or $0.15 diluted earnings per share, for the three months ended September 30, 2013. The increase in net income during the respective third quarter periods is primarily the result of an increase in net investment gains, an increase in net interest income and an increase in non-interest income; partially offset by a decrease in the change in fair value of our equity investments, an increase in provision for loan losses, and a modest increase in non-interest expense.
Net income for the nine months ended September 30, 2014 was $4.8 million or $0.69 diluted earnings per share, as compared with $4.5 million or $0.64 diluted earnings per share for the same period in 2013. The increase in net income during the nine months ended September 30, 2014 as compared with the same period last year was primarily the result of an increase in net investment gains, an increase in net interest income and an increase in non-interest income; partially offset by a decrease in the change in fair value of our equity investments, an increase in non-interest expense and an increase in income tax provision.
Key balance sheet changes at September 30, 2014

•
The Bank is categorized as well capitalized at September 30, 2014 with a Tier 1 leverage ratio of 9.57% and a total risk-based capital ratio of 16.90%. The Company’s average equity ratio as a percent of average assets was 12.50% at September 30, 2014 compared to 13.11% at September 30, 2013.

•
Deposit accounts were $679.3 million at September 30, 2014, an increase of $70.7 million from September 30, 2013. The increase in total deposits from September 30, 2013, represents an increase of $21.5 million in retail deposits and an increase of $49.2 million in municipal deposits over the past twelve months. The increase in municipal deposits is related to a continuing trend of local towns, villages, cities and school districts seeking a locally-based financial institution partner. The increase in deposits was invested in securities and loans receivable.

•
Net loans receivable totaled $355.7 million at September 30, 2014 compared to $334.1 million at September 30, 2013. The increase in net loan balances over the past twelve months reflect the Company’s continued loan origination efforts partially offset by loan sales activity. The Company has sold $8.1 million in fixed rate residential loans, which represents the majority of the Company’s fixed-rate residential loan origination volume with terms exceeding 15 years, during the trailing twelve months ended September 30, 2014.

•
Investment and mortgage-backed securities totaled $294.6 million at September 30, 2014, an increase of $43.3 million from September 30, 2013. The increase in investment and mortgage-backed securities is primarily the result of the increase in pledged collateral needed to support the increase in municipal deposit activities.

•	The Company had no borrowings outstanding at September 30, 2014 as compared with $1.0 million in borrowings at September 30, 2013.

•
Total equity at September 30, 2014 was $94.9 million; an increase of $5.4 million from September 30, 2013. The change in total equity is the result of the contribution of net earnings combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities given the slight decrease in market interest rates over the trailing twelve months, partially offset by the declaration of cash dividends during the trailing twelve month period.

Key operating items for third quarter 2014 include:

•
Net interest income was $5.0 million for the three months ended September 30, 2014; an increase of $63,000 as compared with the three months ended September 30, 2013. Net interest margin was 3.02% for the third quarter of 2014 compared to 3.29% for the third quarter of 2013.

•
Non-interest income was $7.6 million for the three months ended September 30, 2014 compared to $7.1 million for the three months ended September 30, 2013. This increase is primarily the result of an increase in revenue derived from the Company’s insurance and other non-banking operations of $509,000 to $6.4 million in the third quarter of 2014 compared to $5.9 million in the comparable 2013 period; partially offset by a decrease in the cash surrender value of bank owned life insurance.

•
Net investment gains were $2.0 million for the three months ended September 30, 2014 as compared with net investment gains of $275,000 for the three months ended September 30, 2013. The increase in investment gains in the current quarter represents the sale of the Company’s remaining trust preferred securities that were sold at a market price significantly higher than the previously impaired book value of the securities.

•
A decrease in the fair value recognized on trading (equity) securities of $1.5 million was recognized for the three months ended September 30, 2014 compared to an increase in fair value of $127,000 for the three months ended September 30, 2013. The decrease in the fair value in the current quarter was due to a decrease in our Freddie Mac preferred stock.

•
Non-interest expense was $11.0 million for the three months ended September 30, 2014, an increase of $117,000 or 1.1% as compared with the third quarter of 2013. This increase was primarily associated with the Company’s non-banking operations and consistent with non-interest income increases. These increases were partially offset by a decrease in other costs of operations including $83,000 in recovered commercial loan expenses on a previously charged-off loan.

Michael R. Kallet, Chairman and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. continues to demonstrate the shareholder value created through the execution of our diversified banking, insurance and financial services strategy.” Kallet continued, “Oneida Financial is pleased to report a record level of total loans, total deposits and total equity.” Kallet stated, “Our insurance and financial services subsidiaries continue to succeed throughout New York State and beyond with revenue growth of 10.8% for the year to date.” Kallet continued, “Oneida Financial Corp. has continued its strong record of cash dividend payments to shareholders while the Company continues to invest and build its businesses for future success.” Kallet concluded, “Our investment advisory and financial services business was recently authorized to operate as an independent broker-dealer as Oneida Wealth Management, Inc. and our insurance related businesses were recently rebranded as OneGroup to reflect our unified approach to exceptional client service. This is one more example of a strong and vital financial institution, fully prepared to meet the economic challenges of the future.”
Net Interest Income and Margin
Third quarter 2014 compared with third quarter 2013
Net interest income was $5.0 million for the three months ended September 30, 2014; an increase of $63,000 from the third quarter of 2013. The net interest margin was 3.02% for the third quarter of 2014, compared to 3.29% for the third quarter of 2013. The decrease in net interest margin is primarily the result of a decrease in the yield on interest-earning assets of 30 basis points to 3.41% partially offset by a decrease in the cost of interest-bearing liabilities of 3 basis points to 0.46%. The average balance of interest-bearing assets increased $63.4 million partially offset by an increase in average interest-bearing liabilities of $50.3 million. The average cost of interest-bearing deposits decreased 3 basis points to 0.45% for the third quarter of 2014 as compared to 0.48% for the third quarter of 2013.
Third quarter 2014 compared with linked quarter ended June 30, 2014
Net interest income for the three months ended September 30, 2014 increased $2,000 from the three months ended June 30, 2014. The increase in net interest income is primarily the result of an increase in yield on average interest-earning assets of 7 basis points from 3.34% for the quarter ended June 30, 2014 while the cost of interest-bearing liabilities decreased 1 basis point from 0.47% during second quarter of 2014. These margin contributions were partially offset by a decrease in average interest-earning assets of $17.6 million reflecting a decrease of $26.5 million in average interest-bearing liabilities during the three months ended September 30, 2014 as compared with the linked quarter.
Year-to-date comparison 2014 to 2013
On a full year-to-date basis, net interest income increased $136,000 for the nine months ended September 30, 2014, as compared to the same period in 2013. The increase in net interest income is primarily the result of an increase of $68.8 million in average interest-earning assets partially offset by decrease in net interest margin of 31 basis points to 2.96% for nine months ended September 30, 2014 from 3.27% for the same period in 2013.
Provision for Loan Losses
Third quarter 2014 compared with third quarter 2013
During the third quarter of 2014, the Company made a provision for loan losses of $270,000 as compared with a $180,000 provision for loan losses during the third quarter of 2013. Net charge-offs during the current quarter were $52,000 are compared with net charge-offs of $52,000 in the same period last year. The increase in the provision for loan losses reflects the increase in net loans receivable in the current period as compared with the period ended September 30, 2013. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions. Net loan charge-offs as a percentage of average loans were 0.01% for the third quarter of 2014. Non-performing loans as a percentage of total loans was 0.17% at September 30, 2014 as compared with 0.25% at September 30, 2013. The ratio of the allowance for loan losses to loans receivable was 0.98% at September 30, 2014 compared to 0.92% at September 30, 2013.
Third quarter 2014 compared with linked quarter ended June 30, 2014
The provision for loan losses totaled $270,000 during the third quarter of 2014 as compared with $100,000 in provision for loan losses incurred in the linked prior quarter. Non-performing loans to total loans were 0.17% at September 30, 2014 as compared with 0.15% at June 30, 2014. The ratio of the allowance for loan losses to loans receivable was 0.98% at September 30, 2014 compared to 0.95% at June 30, 2014.

Year-to-date comparison 2014 to 2013

Provision for loan losses totaled $470,000 for the nine months ended September 30, 2014 as compared with $380,000 in the same period of 2013.
Non-interest Income
Third quarter 2014 compared with third quarter 2013
Non-interest income totaled $7.6 million for the third quarter of 2014, an increase of $443,000 from $7.1 million in the third quarter of 2013. The increase was primarily due to an increase of $509,000 or 8.7% in commissions and fees on the sales of non-bank products through the Bank’s insurance and financial service subsidiaries. Other revenue from operations decreased to $459,000 for the third quarter of 2014 from $542,000 for the same period in 2013 primarily the result of a decrease in the cash surrender value of bank-owned life insurance.
Third quarter 2014 compared with linked quarter ended June 30, 2014
Non-interest income decreased $716,000 from $8.3 million on a linked-quarter basis, reflecting a decrease in other revenue from operations of $656,000 in the third quarter of 2014 primarily the result of a decrease in the cash surrender value of bank-owned life insurance. Also contributing to the decrease in non-interest income was a decrease in commissions and fees on the sales of non-bank products of $80,000 in the third quarter of 2014 as compared with the second quarter of 2014.
Year-to-date comparison 2014 to 2013
Non-interest income totaled $23.9 million for the nine months ended September 30, 2014 as compared with $21.6 million in the same period of 2013; an increase of 10.7%. For the nine months ended September 30, 2014 commissions and fees on the sales of non-bank products increased $1.9 million or 10.8% from the same period in 2013. Other revenue from operations increased $351,000 in the nine months ended September 30, 2014 as compared with same period in 2013. Service charges on deposit accounts increased $28,000 for the nine months ended September 30, 2014 as compared with the same period in 2013.
Net Investment Gains
Third quarter 2014 compared with third quarter 2013
Net investment gains of $2.0 million were recorded in the third quarter of 2014 compared with net investment gains of $275,000 in the third quarter of 2013. The Company’s two remaining trust preferred securities were sold in the third quarter of 2014 resulting in a gain on sale of $2.0 million; this compares with one trust preferred security sold during the third quarter of 2013 resulting in an investment gain of $208,000. The investment gains recorded in connection with the sale of trust preferred securities in both periods represents a recapture of impairment charges recognized in prior periods relating to that specific investment.
Third quarter 2014 compared with linked quarter ended June 30, 2014
During the linked quarter ended June 30, 2014, the Company realized net investment gains of $27,000 as compared with $2.0 million in net investment gains in the three months ended September 30, 2014.
Year-to-date comparison 2014 to 2013
For the nine months ended September 30, 2014 the Company has recorded net investment gains of $2.1 million as compared with net investment gains of $542,000 during the nine months ended September 30, 2013. The sale of our remaining trust preferred securities and the resulting recapture of impairment charges recorded in prior fiscal years represents the increase recorded in this year-to-date period.
Change in the Fair Value of Investments
Third quarter 2014 compared with third quarter 2013
The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement. For the three months ended September 30, 2014, the fair value of the Company’s trading securities decreased $1.5 million as compared with an increase of $127,000 in the third quarter of 2013. The decrease in fair value was attributable to the decline in fair value of our Freddie

Mac preferred stock due to the dismissal of one of many court cases on September 30, 2014 brought by investors trying to receive past dividend payments.
Third quarter 2014 compared with linked quarter ended June 30, 2014
During the linked quarter ended June 30, 2014, the Company recorded a positive non-cash adjustment of $13,000 reflecting an increase in fair value of the Company’s trading securities at the end of the second quarter of 2014 as compared with the fair value at the end of the first quarter of 2014.
Year-to-date comparison 2014 to 2013
For the nine months ended September 30, 2014, the Company recorded a negative fair value adjustment of $684,000 reflecting the decrease in fair value of the Freddie Mac preferred stock offset by an increase in the market value of the Bank’s other trading securities at September 30, 2014 as compared with year-end 2013. This compares with a net increase in the fair value for the same 2013 period of $1.3 million. The increase in market value of the Company’s trading securities in the nine months ending September 30, 2013 was attributable to an increase in the Freddie Mac preferred stock of $1.0 million in addition to $239,000 in gains received upon the sale of $2.5 million in certain trading assets during the period which was reflective of the increase in broader equity markets during that period.
Non-interest Expense
Third quarter 2014 compared with third quarter 2013
Non-interest expense was $11.0 million for the three months ended September 30, 2014 as compared with $10.9 million during the third quarter of 2013. During the current period compensation and employee benefits expenses increased related in part with the increase in sales of insurance and other non-banking products through our subsidiaries. The increase in salaries and employee benefit expense was also impacted in the third quarter of 2014 by additional performance-based compensation expense recognized. These increases in non-interest expense were partially offset by a decrease in other costs of operations including $83,000 in recovered commercial loan expenses on a previously charged-off loan and a decrease in organizational expenses incurred in previous quarters for the creation of a broker-dealer subsidiary which became operational in the third quarter of 2014.
Third quarter 2014 compared with linked quarter ended June 30, 2014
Non-interest expense decreased $275,000 in the third quarter of 2014 as compared with the linked prior quarter. The decrease in noninterest expense was primarily due to a decrease in compensation and employee benefits in the third quarter of 2014 related to additional pension expense recognized during the second quarter of 2014 in relationship to the termination of the Company’s defined benefit pension plan; combined with organizational expenses incurred in the second quarter of 2014 for the creation of a broker-dealer subsidiary which became operational in the third quarter of 2014.
Year-to-date comparison 2014 to 2013
Non-interest expense totaled $33.3 million for the nine months ended September 30, 2014 as compared with $31.7 million in the same period of 2013. The increase in non-interest expense is primarily the result of an increase in salaries and employee benefit expense of $1.4 million, an increase of $176,000 in equipment and occupancy expense and an increase of $173,000 in other costs of operations as compared with the nine months ended September 30, 2013. The increases are primarily the result of compensation and employee benefits combined with selling and operating expenses associated with the increase in sales of insurance and other non-banking products through our subsidiaries combined with the organizational expenses incurred in the first nine months of 2014 for the creation of a broker-dealer subsidiary.
Income Taxes
The Company’s effective tax rate was 20.0% for the third quarter of 2014 as compared with an effective tax rate of 26.6% for the third quarter of 2013. For the linked quarter ended June 30, 2014, the Company’s effective tax rate was 26.2%. For the nine months ended September 30, 2014 the Company’s effective tax rate was 24.8% as compared with an effective tax rate was 25.9% during the prior nine months ended September 30, 2013. The decrease in the effective tax rate was due to changes in the bank’s tax exempt and tax preferred investment income and the overall tax rate in effect for the year. In addition, Governor Cuomo signed a comprehensive tax reform package on March 31, 2014. Most of the new provisions are effective for 2015 which included apportionment and rate reductions. Since the law was enacted on March 31st, the projected post-2014 impact of the apportionment and rate reductions were required to be applied to our deferred tax inventory during the first quarter of 2014. The changes did not result in a material change to our income tax provision for the nine months ended September 30, 2014. However, there are still pending legislative developments that will need to be addressed during 2014 and the impact of these is uncertain at this time.
About Oneida Financial Corp.
The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; OneGroup NY, Inc. (formerly Bailey & Haskell Associates, Inc.), an insurance, risk management and employee benefits company; and Oneida Wealth Management, Inc., a financial services and investment advisory firm. Oneida Savings Bank was established in 1866 and operates eleven full-service banking offices in Madison and Oneida counties. For more information, visit the Company’s web site at www.oneidafinancial.com.
FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS
In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
All financial information provided at and for the quarter ended September 30, 2014 and all quarterly data is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands except per share data)	2014	2014	2014	2013	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total assets	$786,768	$777,838	$785,098	$742,484	$713,533
Cash and cash equivalents	44,341	43,146	62,278	42,183	34,247
Loans receivable, net	355,685	343,951	338,985	335,701	334,062
Mortgage-backed securities	110,462	114,653	102,497	98,994	91,854
Investment securities	184,122	184,913	187,865	169,012	159,476
Trading securities	4,379	5,886	5,873	5,063	4,379
Goodwill and other intangibles	26,360	26,432	26,503	26,582	26,683
Interest bearing deposits	586,191	585,214	598,504	551,603	522,034
Non-interest bearing deposits	93,077	85,992	80,442	85,647	86,570
Borrowings	0	1,000	1,000	1,000	1,000
Total equity	94,857	94,733	93,061	90,644	89,494

Book value per share
(end of period)	$13.70	$13.71	$13.52	$13.20	$13.07
Tangible value per share
(end of period)	$9.89	$9.89	$9.67	$9.33	$9.18

	Quarter Ended		Year to Date
Selected Operating Data:	Sep 30,	Sep 30,	Sep 30,	Sep 30,
(in thousands except per share data)	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$ 3,767	$ 3,793	$ 11,117	$ 11,275
Interest and dividends
on investments	1,909	1,804	5,695	5,345
Interest on fed funds	4	1	16	11
Total interest income	5,680	5,598	16,828	16,631
Interest expense:
Interest on deposits	645	609	1,952	1,851
Interest on borrowings	10	27	43	83
Total interest expense	655	636	1,995	1,934
Net interest income	5,025	4,962	14,833	14,697
Provision for loan losses	270	180	470	380
Net interest income after
provision for loan losses	4,755	4,782	14,363	14,317
Net investment gains	2,044	275	2,116	542
Change in fair value of investments	(1,507)	127	(684)	1,251
Non-interest income:
Service charges on deposit accts	724	707	2,118	2,090
Commissions and fees on sales
of non-banking products	6,375	5,866	19,766	17,834
Other revenue from operations	459	542	2,008	1,657
Total non-interest income	7,558	7,115	23,892	21,581
Non-interest expense:
Salaries and employee benefits	7,364	7,075	21,864	20,488
Equipment and net occupancy	1,364	1,296	4,094	3,918
Intangible amortization	72	115	222	351
Other costs of operations	2,225	2,422	7,081	6,908
Total non-interest expense	11,025	10,908	33,261	31,665
Income before income taxes	1,825	1,391	6,426	6,026
Income tax provision	365	370	1,593	1,562
Net income	$ 1,460	$ 1,021	$ 4,833	$ 4,464
Net income per common
share ( EPS - Basic )	$0.21	$0.15	$0.69	$0.64
Net income per common
share ( EPS - Diluted)	$0.21	$0.15	$0.69	$0.64
Cash dividends paid	$0.12	$0.12	$0.36	$0.36

	Third	Second	First	Fourth	Third
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2014	2014	2014	2013	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$ 3,767	$ 3,693	$ 3,657	$ 3,858	$ 3,793
Interest and dividends
on investments	1,909	2,012	1,774	1,908	1,804
Interest on fed funds	4	6	6	7	1
Total interest income	5,680	5,711	5,437	5,773	5,598
Interest expense:
Interest on deposits	645	672	635	652	609
Interest on borrowings	10	16	17	18	27
Total interest expense	655	688	652	670	636
Net interest income	5,025	5,023	4,785	5,103	4,962
Provision for loan losses	270	100	100	120	180
Net interest income after
provision for loan losses	4,755	4,923	4,685	4,983	4,782
Net investment gains (losses)	2,044	27	46	(58)	275
Change in fair value of investments	(1,507)	13	810	684	127
Non-interest income:
Service charges on deposit accts	724	704	683	710	707
Commissions and fees on sales
of non-banking products	6,375	6,455	6,937	6,336	5,866
Other revenue from operations	459	1,115	440	581	542
Total non-interest income	7,558	8,274	8,060	7,627	7,115
Non-interest expense:
Salaries and employee benefits	7,364	7,322	7,178	7,014	7,075
Equipment and net occupancy	1,364	1,329	1,400	1,278	1,296
Intangible amortization	72	72	78	101	115
Other costs of operations	2,225	2,577	2,281	2,327	2,422
Total non-interest expense	11,025	11,300	10,937	10,720	10,908
Income before income taxes	1,825	1,937	2,664	2,516	1,391
Income tax provision	365	508	720	894	370
Net income	$ 1,460	$ 1,429	$ 1,944	$ 1,622	$ 1,021
Net income per common
share ( EPS - Basic )	$0.21	$0.20	$0.28	$0.23	$0.15
Net income per common
share ( EPS - Diluted)	$0.21	$0.20	$0.28	$0.23	$0.15
Cash dividends paid	$0.12	$0.12	$0.12	$0.12	$0.12

	At	At	At	At	At
Selected Financial Ratios (1)	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
and Other Data	2014	2014	2014	2013	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance Ratios:
Return on average assets	0.76%	0.72%	1.02%	0.87%	0.58%
Return on average equity	6.06%	6.09%	8.51%	7.20%	4.45%
Return on average tangible equity	8.34%	8.49%	11.99%	10.12%	6.29%
Interest rate spread (2)	2.95%	2.87%	2.85%	3.07%	3.22%
Net interest margin (3)	3.02%	2.94%	2.92%	3.14%	3.29%
Efficiency ratio (4)	87.05%	84.44%	84.52%	83.42%	89.37%
Non-interest income to average assets	3.92%	4.20%	4.25%	4.08%	4.07%
Non-interest expense to average assets	5.72%	5.73%	5.76%	5.74%	6.24%
Average interest-earning assets as a ratio
of average interest-bearing liabilities	117.62%	115.33%	115.57%	117.24%	116.80%
Average equity to average total assets	12.50%	11.89%	12.04%	12.04%	13.11%
Equity to total assets (end of period)	12.06%	12.18%	11.85%	12.21%	12.54%
Tangible equity to tangible assets	9.01%	9.09%	8.77%	8.95%	9.14%

Asset Quality Ratios:
Nonperforming assets to
total assets (5)	0.11%	0.08%	0.08%	0.08%	0.29%
Nonperforming loans to
total loans	0.17%	0.15%	0.14%	0.16%	0.25%
Net charge-offs to average loans	0.01%	0.01%	0.01%	0.02%	0.02%
Allowance for loan losses to
loans receivable	0.98%	0.95%	0.94%	0.93%	0.92%
Allowance for loan losses to
nonperforming loans	575.12%	625.81%	644.65%	587.90%	370.33%

Bank Regulatory Capital Ratios:
Total capital
to risk weighted assets	16.90%	16.82%	16.17%	15.97%	16.30%
Tier 1 capital
to risk weighted assets	16.11%	16.06%	15.44%	15.25%	15.58%
Tier 1 capital
to average assets	9.57%	9.10%	9.22%	9.03%	9.88%

1 - Ratios are annualized where appropriate.
2 - The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
3 - The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
4 - The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding net investment gains(losses) and changes in the fair value of trading securities.
5 - Non-performing assets include non-performing loans and non-accrual trust preferred securities.